Exhibit A - Agreement and Plan of Merger

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              NIAGARA BANCORP, INC.

                               NIAGARA MERGER CORP

                                       AND

                            CNY FINANCIAL CORPORATION


                          DATED AS OF DECEMBER 28, 1999


                                      A-1
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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                       Page

                                    ARTICLE I
                               CERTAIN DEFINITIONS

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Section 1.01  Definitions.................................................................2

                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

Section 2.01  Effects of Merger; Surviving Corporation....................................7
Section 2.02  Conversion of Shares........................................................7
Section 2.03  Exchange Procedures.........................................................8
Section 2.04  Stock Options and PRRP Shares..............................................10

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF CNYF

Section 3.01  Organization...............................................................11
Section 3.02  Capitalization.............................................................12
Section 3.03  Authority; No Violation....................................................12
Section 3.04  Consents...................................................................13
Section 3.05  Financial Statements.......................................................13
Section 3.06  Taxes......................................................................14
Section 3.07  No Material Adverse Effect.................................................15
Section 3.08  Contracts..................................................................15
Section 3.09  Ownership of Property; Insurance Coverage..................................16
Section 3.10  Legal Proceedings..........................................................17
Section 3.11  Compliance With Applicable Law.............................................17
Section 3.12  ERISA......................................................................18
Section 3.13  Brokers, Finders and Financial Advisors....................................19
Section 3.14  Environmental Matters......................................................19
Section 3.15  Loan Portfolio.............................................................21
Section 3.16  Securities Documents.......................................................22
Section 3.17  Related Party Transactions.................................................22
Section 3.18  Schedule of Termination Benefits...........................................22
Section 3.19  Deposits...................................................................23
Section 3.20  Antitakeover Provisions Inapplicable.......................................23
Section 3.21  Fairness Opinion...........................................................23
Section 3.22  Year 2000..................................................................23
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                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF NIAGARA BANCORP

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Section 4.01  Organization...............................................................24
Section 4.02  Capitalization.............................................................24
Section 4.03  Authority; No Violation....................................................25
Section 4.04  Consents...................................................................25
Section 4.05  Compliance with Applicable Law.............................................26
Section 4.06  Information to be Supplied.................................................26
Section 4.07  Year 2000..................................................................26
Section 4.08  Financing..................................................................27

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

Section 5.01  Conduct of CNYF's Business.................................................27
Section 5.02  Access; Confidentiality....................................................30
Section 5.03  Regulatory Matters and Consents............................................31
Section 5.04  Taking of Necessary Action.................................................32
Section 5.05  Certain Agreements.........................................................32
Section 5.06  No Other Bids and Related Matters..........................................34
Section 5.07  Duty to Advise; Duty to Update CNYF Disclosure Schedules...................35
Section 5.08  Conduct of Niagara Bancorp's Business......................................35
Section 5.09  Board and Committee Minutes................................................35
Section 5.10  Undertakings by CNYF and Niagara Bancorp...................................35
Section 5.11  Employee and Termination of Benefits; Directors and Management.............38
Section 5.12  Duty to Advise; Duty to Update Niagara Bancorp's Disclosure Schedule.......39
Section 5.13  Governance and Related Matters.............................................39

                                   ARTICLE VI
                                   CONDITIONS

Section 6.01  Conditions to CNYF's Obligations under this Agreement......................40
Section 6.02  Conditions to Niagara Bancorp's Obligations under this Agreement...........41
Section 6.03  Environmental Condition....................................................42

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

Section 7.01  Termination................................................................43
Section 7.02  Effect of Termination......................................................44
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                                  ARTICLE VIII
                                  MISCELLANEOUS
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Section 8.01  Expenses...................................................................44
Section 8.02  Non-Survival of Representations and Warranties.............................44
Section 8.03  Amendment, Extension and Waiver............................................44
Section 8.04  Entire Agreement...........................................................45
Section 8.05  No Assignment..............................................................45
Section 8.06  Notices....................................................................45
Section 8.07  Captions...................................................................46
Section 8.08  Counterparts...............................................................46
Section 8.09  Severability...............................................................46
Section 8.10  Specific Performance.......................................................46
Section 8.11  Governing Law..............................................................46
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EXHIBITS:
         Exhibit A         Stock Option Agreement
         Exhibit B         Form of CNYF Voting Agreement
         Exhibit 6.1       Form of Opinion of Counsel for Niagara Bancorp
         Exhibit 6.2       Form of Tax Opinion of Counsel for Niagara Bancorp
         Exhibit 6.3       Form of Opinion of Counsel for CNYF

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 28, 1999, is by and among Niagara Bancorp, Inc., a Delaware corporation ("Niagara Bancorp"), Niagara Merger Corp, a wholly-owned subsidiary of Niagara Bancorp incorporated under the laws of the State of Delaware, and CNY Financial Corporation, a Delaware corporation ("CNYF"). Each of Niagara Bancorp, Niagara Merger Corp and CNYF is sometimes individually referred to herein as a "party," and Niagara Bancorp, Niagara Merger Corp and CNYF are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         WHEREAS, Niagara Bancorp, a registered bank holding company, with principal offices in Lockport, New York, owns all of the issued and outstanding capital stock of Lockport Savings Bank, a New York chartered savings bank ("Lockport Savings"), with principal offices in Lockport, New York.

         WHEREAS, CNYF, a registered bank holding company, with principal offices in Cortland, New York, owns all of the issued and outstanding capital stock of Cortland Savings Bank ("CSB"), a New York chartered savings bank, with principal offices in Cortland, New York.

         WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective stockholders to consummate the business combination transaction contemplated herein in which CNYF, subject to the terms and conditions set forth herein, shall be merged with and into Niagara Merger Corp, with CNYF surviving the merger, to be followed by the merger of CNYF with and into Niagara Bancorp, with Niagara Bancorp surviving the merger (collectively referred to as the "Merger"), with the result that CSB shall be, and shall operate as, a wholly-owned subsidiary of Niagara Bancorp; and

         WHEREAS, in connection with the execution of this Agreement, as an inducement to Niagara Bancorp to enter into this Agreement, CNYF and Niagara
Bancorp have entered into a Stock Option Agreement dated as of even date herewith pursuant to which CNYF will grant Niagara Bancorp the right to purchase certain shares of CNYF Common Stock; and

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement, and the Stock Option Agreement (collectively, the "Merger Documents").

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         SECTION 1.01 DEFINITIONS. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate"  means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  "Agreement"  means  this  agreement,   and  any  amendment  or
         supplement hereto, which constitutes a "plan of merger" between Niagara Bancorp, Niagara Merger Corp and CNYF.

                  "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  "BIF" means the Bank Insurance Fund administered by the FDIC.

                  "BHCA" means the Bank Holding Company Act of 1956, as amended.

                  "Closing Date" means the date determined by Niagara Bancorp, in its sole discretion, upon five (5) days prior written notice to CNYF, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Niagara Bancorp and CNYF shall mutually agree.

                  "CNYF Common Stock" means the common stock of CNYF described in Section 3.02(a).

                  "CNYF Disclosure Schedules" means the Disclosure Schedules delivered by CNYF to Niagara Bancorp pursuant to Article III of this Agreement.

                  "CNYF Financials" means (i) the audited consolidated financial statements of CNYF as of December 31,1998 and1997 and for the three years ended December 31,1998, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of CNYF as of each calendar quarter thereafter included in Securities Documents filed by CNYF.

                  "CNYF Stock Option Plan" means the CNY Financial Corporation Stock Option Plan for Directors, Officers and Employees.

                  "CNYF Regulatory Reports" means the Call Reports of CSB and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 1998, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report on Form FR Y-6A filed with the FRB by CNYF from December 31,1998 through the Closing Date.

                  "CNYF Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by CNYF, except any corporation the stock of which is held in the ordinary course of the lending activities of CNYF.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Merger" means the merger of CNYF with and into Niagara Merger Corp, with CNYF surviving the merger, to be followed by the merger of CNYF, as a wholly-owned subsidiary of Niagara Bancorp, with and into Niagara Bancorp, with Niagara Bancorp being the surviving corporation.

                  "Department" means the Banking Department of the State of New York.

                  "DGCL" means the Delaware General Corporation Law.

                  "DOL" means the U.S. Department of Labor.

                  "Environmental Laws" means any Federal or state law, statute, rule, regulation, code, order, judgement, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety relating to the presence of Hazardous Material, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Exchange Agent" means the entity selected by Niagara Bancorp and agreed to by CNYF, as provided in Section 2.01(b) of this Agreement.

                  "FDIA" means the Federal Deposit Insurance Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

                  "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "IRC" means the Internal Revenue Code of 1986, as amended.

                  "IRS" means the Internal Revenue Service.

                  "Loan  Property"  shall have the meaning given to such term in
Section 3.14(b) of this Agreement.

                  "Lockport Savings" means Lockport Savings Bank, Lockport, New York.

                  "Material Adverse Effect" shall mean, with respect to CNYF, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of CNYF resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, including any changes affecting the Bank Insurance Fund, or (iii) any action taken by CNYF or any CNYF Subsidiary at the request of Niagara Bancorp.

                  "Merger Effective Date" means that date upon which the certificate of merger as to the merger of CNYF with and into Niagara Merger Corp is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the of the DGCL.

                  "Niagara Bancorp Common Stock" has the meaning given to that term in Section 4.02(a) of this Agreement.

                  "Niagara Bancorp Disclosure Schedules" means the Disclosure Schedules delivered by Niagara Bancorp to CNYF pursuant to Article IV of this Agreement.

                  "Niagara Bancorp Financials" means (i) the audited consolidated financial statements of Niagara Bancorp as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Niagara Bancorp as of each calendar quarter thereafter included in Securities Documents filed by Niagara Bancorp

                  "Niagara Bancorp Regulatory Reports" means the Call Reports of Lockport Savings and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 1999, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report of on Form FR Y-6A filed with the FRB by Niagara Bancorp from April 17, 1998 through the Closing Date.

                  "Niagara Bancorp Option" means the option granted to Niagara Bancorp to acquire shares of CNYF Common Stock pursuant to the Stock Option Agreement.

                  "Niagara Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Niagara Bancorp or Lockport Savings, except any corporation the stock of which is held as security by Lockport Savings in the ordinary course of its lending activities.

                  "Participation Facility" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

                  "PRRP"  means the CNYF  Personnel  Recognition  and  Retention
         Plan.

                  "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of CNYF Common Stock in connection with the transactions contemplated by this Agreement.

                  "Regulatory  Agreement"  has the meaning given to that term in
Section 3.11 of this Agreement.

                  "Regulatory  Authority"  means any agency or department of any federal or state government, including without limitation the Superintendent, the OCC, the FDIC, the FRB, the SEC or the respective staffs thereof.

                  "REIT Preferred Stock" means the preferred stock of Cortland REIT Corp., a New York corporation.

                  "Rights"  means   warrants,   options,   rights,   convertible
         securities and other capital stock equivalents which obligate an entity to issue its securities.

                  "SBLI" means Savings Bank Life Insurance.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

                  "Stock Option Agreement" means the Stock Option Agreement dated as of even date herewith pursuant to which CNYF has granted Niagara Bancorp the right to purchase certain shares of CNYF Common Stock and which is attached to this Agreement as Exhibit A thereto.

                  "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Niagara Bancorp or CNYF, as the case may be, in the ordinary course of its lending activities.

                  "Superintendent" means the Superintendent of Banks of the State of New York, and where appropriate includes the State of New York Banking Department and the Banking Board of the State of New York.

                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

         SECTION 2.01      EFFECTS OF MERGER; SURVIVING CORPORATION.

         (a) (i) On the Merger Effective Date, Niagara Merger Corp shall merge with and into CNYF; the separate existence of Niagara Merger Corp shall cease; CNYF shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Niagara Bancorp; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Niagara Merger Corp shall be taken and deemed to be transferred to and vested in CNYF, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the applicable laws of the State of Delaware.

                  (ii) On the Merger Effective Date: the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Certificate of Incorporation of Niagara Merger Corp, as in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Niagara Merger Corp, as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) On the Merger Effective Date, the directors of Niagara Merger Corp duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  (iv) On the Merger Effective Date, the officers of Niagara Merger Corp duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, Niagara Bancorp may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders, directors or officers of CNYF as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals.

         SECTION 2.02 CONVERSION OF SHARES. Subject to Section 6.03, at the Merger Effective Date, by virtue of the Merger and without any action on the part of CNYF or the holders of shares of CNYF Common Stock:

         (i) Each outstanding share of CNYF Common Stock issued and outstanding at the Merger Effective Date, except as provided in clause (ii) and (iii) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $18.75 in cash (referred to as the "Merger Consideration).

         (ii) Any shares of CNYF Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Niagara Bancorp shall be issued or exchanged therefor.

         (iii) The Surviving Corporation shall pay for any Dissenters' Shares in accordance with Section 262 of the DGCL, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Section 262 of the DGCL with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to this Section 2.02.

         (iv) Each share of Niagara Bancorp Common Stock issued and outstanding immediately before the Merger Effective Date shall remain an outstanding share of Common Stock of Niagara Bancorp

         (v) The holders of certificates representing shares of CNYF Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of CNYF, except such rights, if any, as they may have pursuant to applicable law.

         SECTION 2.03      EXCHANGE PROCEDURES.

         (a) As promptly as practicable after the Effective Date, and in any event within five calendar days of the Merger Effective Date, an Exchange Agent designated by Niagara Bancorp shall mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. The Exchange Agent shall send payments within three business days after the receipt of properly submitted documents. Approval of this Agreement by the stockholders of CNYF shall constitute authorization for Niagara Bancorp to designate and appoint such Exchange Agent. Neither Niagara Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of CNYF until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Niagara Bancorp. The Exchange Agent in its agreement shall be obligated to pay the Merger Consideration in accordance with this Agreement.

         (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefore is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) On or prior to the Merger Effective Date, Niagara Bancorp shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the CNYF stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section
2.02 hereof.

         (d) The payment of the Merger Consideration upon the conversion of CNYF Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such CNYF Common Stock.

         (e) Promptly following the date which is twelve months after the Merger Effective Date, the Exchange Agent shall deliver to Niagara Bancorp all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of CNYF Common Stock may surrender such Certificate to Niagara Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefore the Merger Consideration multiplied by the number of shares of CNYF Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of CNYF of the shares of CNYF Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of CNYF shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

         (g) In the event any certificate for CNYF Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02(iii)) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Niagara Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Niagara Bancorp as indemnity against any claim that may be made against CNYF, Niagara Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         (h) Niagara Bancorp is hereby authorized to adopt additional rules and regulations with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement.

         SECTION 2.04 STOCK OPTIONS AND PRRP SHARES. On the Merger Effective Date, each option issued and outstanding that is unexercised pursuant to CNYF's Stock Option Plan (options to purchase 340,690 shares, subject to reduction upon the exercise of outstanding options) shall convert into the right to receive cash in an amount equal to the Merger Consideration minus the exercise price of the option, multiplied by the number of shares covered by the option. On the Merger Effective Date, CNYF shall provide Niagara Bancorp with a schedule of all outstanding options not exercised, the exercise price thereof, the optionee's mailing address, and the optionees' acknowledgment that the payment pursuant to this Section 2.04 shall be in full satisfaction of all rights under the CNYF Stock Option Plan and any option award agreement entered into thereunder. Within three business days after the Merger Effective Date, Niagara Bancorp shall pay to the holders of the options, by mailing a bank check for the same to the applicable address shown on the schedule, the amount payable with respect to the option as set forth in this paragraph, net of any applicable withholding taxes. Such payments shall be in full satisfaction of all the optionee's rights with respect to the option.

         All shares awarded pursuant to the PRRP which have not yet been distributed by the PRRP trust to the beneficial owners thereof shall, on the Merger Effective Date, convert into the right to receive the Merger Consideration and shall be treated in the same manner as all other issued and outstanding shares. CNYF shall take all actions necessary so that as of the Merger Effective Date, or as soon thereafter as permitted under the PRRP trust, all shares held by the PRRP trust which are not yet the subject of awards shall be returned to CNYF or the Surviving Corporation and no Merger Consideration shall be payable with respect thereto, except to the extent the Niagara Bancorp reasonably directs CNYF to do otherwise.

         CNYF hereby represents and warrants to Niagara Bancorp that the maximum number of shares of CNYF Common Stock subject to issuance pursuant to the exercise of stock options issued and outstanding under CNYF Stock Option Plans is not and shall not be at or prior to the Effective Time more than 340,690 and the maximum number of shares awarded pursuant to the PRRP is not and shall not be at or prior to the Effective Time more than 181,278 shares.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF CNYF

         CNYF represents and warrants to Niagara Bancorp that the statements contained in this Article III are correct and complete as of the date of this
Agreement and will be correct and complete as of the Closing Date in all material respects (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the CNYF Disclosure Schedules delivered by CNYF to Niagara Bancorp on the date hereof. CNYF has made a good faith effort to ensure that the disclosure on each schedule of the CNYF Disclosure Schedules corresponds to the section reference herein. However, for purposes of the CNYF Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         SECTION 3.01      ORGANIZATION.

         (a) CNYF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). CNYF has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

         (b) CSB is a savings bank organized, validly existing and in good standing under the laws of the State of New York. Except as set forth in CNYF DISCLOSURE SCHEDULE 3.01(b), CSB is the only CNYF Subsidiary. The deposits of CSB are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by CSB. CSB is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of stock therein. Each other CNYF Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. CNYF has heretofore made available to Niagara Bancorp a complete and correct copy of the Certificate of Incorporation and By-laws or comparable organizational documents, each as amended to the date hereof, of each of its Subsidiaries.

         (c) Except as disclosed in CNYF DISCLOSURE SCHEDULE 3.01(c), the respective minute books of CNYF and each CNYF Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement. The CSB SBLI Department and its employees have all licenses required in order to conduct the business of the SBLI Department as presently conducted. Any surplus accounts required to be maintained by the Savings Bank Life Insurance Fund of New York are properly maintained.

         (d) Prior to the date of this Agreement, CNYF has delivered to Niagara Bancorp true and correct copies of the certificate of incorporation and bylaws of CNYF and CSB.

         SECTION 3.02      CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of 18,000,000 shares of Common Stock, $.01 par value per share ("CNYF Common Stock"), and 2,000,000 shares of Preferred Stock, par value $.01 per share ("CNYF Preferred Stock"). There are 4,601,373 shares of CNYF Common Stock validly issued and outstanding, all of which are fully paid and non-assessable, which shares include 32,988 shares which the PRRP Trust owns but which have not yet awarded to PRRP participants. No shares of CNYF Preferred Stock have been issued or are outstanding. Neither CNYF nor any CNYF Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any shares of CNYF Common Stock, or any other security of CNYF or any securities representing the right to vote, purchase or otherwise receive any shares of CNYF Common Stock or any other security of CNYF, other than shares issuable under the Niagara Bancorp Option and other than as set forth in reasonable detail in the CNYF DISCLOSURE SCHEDULE 3.02(a). CNYF DISCLOSURE SCHEDULE 3.02(a) sets forth: the name of each holder of options to purchase CNYF Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, and the exercise price relating to the options held; and the name of each recipient of an award under the PRRP, the number of unvested shares subject to such award, and the vesting schedule.

         (b) CNYF owns all of the capital stock of CSB, free and clear of any lien or encumbrance. Except for the CNYF Subsidiaries, and as set forth in CNYF DISCLOSURE SCHEDULE 3.02(b), CNYF does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of CNYF Subsidiaries, equity interests held by CNYF Subsidiaries in a fiduciary capacity, equity interests held in connection with the lending activities of CNYF Subsidiaries, and equity interests held as of the date of this Agreement by CNYF as passive investments not representing 5% or more of any class of stock of any issuer. Except as disclosed in the CNYF DISCLOSURE SCHEDULE 3.02(b), all the outstanding shares of capital stock of each CNYF Subsidiary are validly issued, fully paid and non-assessable and are owned by CNYF or by a wholly-owned subsidiary of CNYF, free and clear of any Liens. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any CNYF Subsidiary which have been issued, granted or entered into by CNYF or any of its Subsidiaries.

         (c) To CNYF's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of CNYF Common Stock, except as disclosed in the CNYF DISCLOSURE SCHEDULE 3.02(c).

         SECTION 3.03 AUTHORITY; NO VIOLATION.

         (a) CNYF has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CNYF and the completion by CNYF of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of CNYF and, except for approval of the shareholders of CNYF, no other corporate proceedings on the part of CNYF are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CNYF and, subject to approval by the shareholders of CNYF and receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of CNYF, enforceable against CNYF in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to CSB, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by CNYF, (B) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 4.04 hereof and CNYF's and Niagara Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by CNYF or CSB with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of CNYF or any CNYF Subsidiary or the charter and bylaws of CSB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CNYF or any CNYF Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CNYF or CSB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which CNYF or CSB is a party, or by which they or any of their respective properties or assets may be bound or affected.

         SECTION 3.04 CONSENTS. Except for the consents, waivers, approvals, and filings from or with the Regulatory Authorities referred to in Section 4.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of CNYF, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to CNYF's knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by CNYF, and (b) the completion by CNYF or CSB of the transactions contemplated hereby. CNYF has no reason to believe that (i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         SECTION 3.05 FINANCIAL STATEMENTS.

         (a) CNYF has previously delivered to Niagara Bancorp the CNYF Regulatory Reports. The CNYF Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of CNYF as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) CNYF has previously delivered to Niagara Bancorp the CNYF Financials. The CNYF Financials have been, or will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of CNYF and the CNYF Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         (c) At the date of each balance sheet included in the CNYF Financials or the CNYF Regulatory Reports, CNYF did not have, or will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such CNYF Financials or CNYF Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         SECTION 3.06 TAXES. CNYF and the CNYF Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). CNYF has duly filed all federal, state and material local tax returns required to be filed by or with respect to CNYF and all CNYF Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from CNYF and any CNYF Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent,
(ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of CNYF or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where CNYF or any of its Subsidiaries do not file tax returns that CNYF or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in CNYF DISCLOSURE SCHEDULE 3.06, CNYF and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. CNYF and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and CNYF and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements in all material respects.

         SECTION 3.07 NO   MATERIAL   ADVERSE   EFFECT.   CNYF   and  the   CNYF
Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 1998.

         SECTION 3.08 CONTRACTS.

         (a) Except as set forth in CNYF DISCLOSURE SCHEDULE 3.08(a), neither CNYF nor any CNYF Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of CNYF or any CNYF Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of CNYF or any CNYF Subsidiary;
(iii) any collective bargaining agreement with any labor union relating to employees of CNYF or any CNYF Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by CNYF; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which CNYF or any CNYF Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank of New York advances, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Niagara Bancorp or any Niagara Bancorp Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of CNYF or CSB to engage in any type of banking or bank-related business which CNYF is permitted to engage in under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been provided to Niagara Bancorp on or before the date hereof, are listed on CNYF DISCLOSURE
SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither CNYF nor any CNYF Subsidiary (nor, to the knowledge of CNYF, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the CNYF DISCLOSURE SCHEDULE 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in CNYF DISCLOSURE SCHEDULE 3.08(b), none of the employees (including officers) of CNYF, possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in CNYF DISCLOSURE SCHEDULE 3.08(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which CNYF or any CNYF Subsidiary is a party or under which CNYF or any CNYF Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in CNYF DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of CNYF or any CNYF Subsidiary absent the occurrence of a subsequent event; or (y) requires CNYF or any CNYF Subsidiary to provide a benefit in the form of CNYF Common Stock or determined by reference to the value of CNYF Common Stock. Except as set forth in CNYF DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan or arrangement with respect to officers or directors of CNYF, or to CNYF's knowledge, to its employees, provides for benefits which will cause an "excess parachute payment" or the disallowance of a federal income tax deduction under IRC Section 280G.

         SECTION 3.09 OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

         (a) Except as disclosed in CNYF DISCLOSURE SCHEDULE 3.09, CNYF and the CNYF Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by CNYF or any CNYF Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the CNYF Regulatory Reports and in the CNYF Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to any Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a CNYF Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article V. CNYF and the CNYF Subsidiaries, as lessee, have the right under valid and subsisting leases of real and material personal properties used by CNYF and its Subsidiaries in the conduct of their businesses to occupy or use all such leased properties as presently occupied and used by each of them. Except as disclosed in CNYF DISCLOSURE SCHEDULE 3.09(a), such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the CNYF Financials.

         (b) With respect to all material agreements pursuant to which CNYF or any CNYF Subsidiary has purchased securities subject to an agreement to resell, if any, CNYF or such CNYF Subsidiary, as the case may be, has a lien or security interest (which to CNYF's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) CNYF and each CNYF Subsidiary currently maintains insurance considered by CNYF to be reasonable for their respective operations and similar in scope and coverage to that customarily maintained by other businesses similarly engaged in a similar location, in accordance with good business practice. CNYF has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in CNYF DISCLOSURE SCHEDULE 3.09(c), there are presently no material claims pending under such policies of insurance and no notices have been given by CNYF under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years CNYF has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

         SECTION 3.10 LEGAL PROCEEDINGS.  Except as disclosed in CNYF DISCLOSURE
SCHEDULE 3.10, neither CNYF nor any CNYF Subsidiary is a party to any, and there are no pending or, to the best of CNYF's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i)  against  CNYF or any  CNYF  Subsidiary,  (ii)  to  which  CNYF or any  CNYF
Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of CNYF to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on CNYF and the CNYF Subsidiaries, taken as a whole.

         SECTION 3.11 COMPLIANCE WITH APPLICABLE LAW.

         (a) CNYF and the CNYF Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect on CNYF and the CNYF Subsidiaries, taken as a whole. CNYF and its Subsidiaries, directly or indirectly, own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of CNYF and its Subsidiaries.

         (b) Except as disclosed in CNYF DISCLOSURE SCHEDULE 3.11(b), neither CNYF nor any CNYF Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that CNYF or any CNYF Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to CNYF or any CNYF Subsidiary; (iii) requiring or threatening to require CNYF or any CNYF Subsidiary, or indicating that CNYF or any CNYF Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of CNYF or any CNYF Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of CNYF or any CNYF Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither CNYF nor any CNYF Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in CNYF DISCLOSURE SCHEDULE 3.11. The most recent regulatory rating given to CSB as to compliance with the CRA is satisfactory or better.

         SECTION 3.12 ERISA.

         (a) CNYF DISCLOSURE SCHEDULE 3.12 contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of CNYF or any of its Subsidiaries (hereinafter collectively referred to as the "CNYF Employee Plans"). If the plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, a copy of the trust or other funding arrangement (including all amendments thereto) and the latest financial statements thereof have been provided to Niagara Bancorp.

         All of the CNYF Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon CNYF or any of its Subsidiaries. No liability to the PBGC has been or is expected by CNYF or any of its Subsidiaries to be incurred with respect to any CNYF Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA)(" CNYF Pension Plan") currently or formerly maintained by CNYF or any entity which is considered one employer with CNYF under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA Affiliate"). No CNYF Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each CNYF Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such CNYF Pension Plan as of the end of the most recent plan year with respect to the respective CNYF Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such CNYF Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any CNYF Pension Plan within the 12-month period ending on the date hereof. Neither CNYF nor any of its Subsidiaries has provided, or is required to provide, security to any CNYF Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither CNYF, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

         (b) Each CNYF Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "CNYF Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and CNYF and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to CNYF's knowledge, threatened litigation, administrative action or proceeding relating to any CNYF Employee Plan. There has been no announcement or commitment by CNYF or any of its Subsidiaries to create an additional CNYF Employee Plan, or to amend any CNYF Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such CNYF Employee Plan; and, except as specifically identified in CNYF DISCLOSURE SCHEDULES, CNYF and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any CNYF Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to each CNYF Employee Plan, CNYF has supplied to Niagara Bancorp a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such CNYF Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such CNYF Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such CNYF Employee Plan, if the CNYF Employee Plan is subject to Title I of ERISA,
(E) the most recent actuarial report or valuation if such CNYF Employee Plan is a CNYF Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (c) No compensation payable by CNYF and any CNYF Subsidiary to any of their employees under any CNYF Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

         SECTION 3.13 BROKERS, FINDERS AND FINANCIAL ADVISORS. Except for CNYF's engagement of CIBC World Markets ("CIBC") in connection with transactions contemplated by this Agreement, neither CNYF nor any CNYF Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for its commitments disclosed in CNYF DISCLOSURE SCHEDULE 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the CNYF Financials.

         SECTION 3.14 ENVIRONMENTAL MATTERS.

         (a) With respect to CNYF and each of its Subsidiaries, and except as set forth in CNYF DISCLOSURE SCHEDULE 3.14:

                  (i) Each of CNYF and its Subsidiaries, the Participation Facilities, and, to CNYF's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to CNYF's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any Participation Facility
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to CNYF's knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or CNYF or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To CNYF's knowledge, the properties currently owned or operated by CNYF or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither CNYF nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To CNYF's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by CNYF or any of its Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by CNYF or any of its Subsidiaries or any Participation Facility; and

                  (vii) To CNYF's knowledge, during the period of (s) CNYF's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (t) CNYF's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To CNYF's knowledge, prior to the period of (x) CNYF's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y)
CNYF's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         SECTION 3.15 LOAN PORTFOLIO.

         (a) With respect to each loan owned by CNYF or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of CNYF:

             (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

             (ii) neither CNYF nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

             (iii) CNYF or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or CNYF's applicable participation interest, as applicable), except as otherwise referenced on the books and records of CNYF;

             (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

             (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of CNYF;

             (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

             (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

         (b) The allowance for possible losses reflected in CNYF's audited statement of condition at December 31, 1998 was, and the allowance for possible losses shown on the balance sheets in CNYF's Securities Documents for periods ending after December 31, 1998 have been and will be, adequate, as of the dates thereof, under GAAP.

         (c) CNYF DISCLOSURE SCHEDULE 3.15 sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of CNYF and its Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import, and CNYF and its Subsidiaries shall promptly after the end of any month inform Niagara Bancorp of any such classification arrived at any time after the date hereof. The other real estate owned ("OREO") included in any non-performing assets of CNYF or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

         SECTION 3.16 SECURITIES DOCUMENTS. CNYF has delivered to Niagara Bancorp copies of its (i) annual reports on Form 10-K for the years ended December 31, 1997 and 1998, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1999, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1999. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

         SECTION 3.17 RELATED PARTY TRANSACTIONS. Except as disclosed in CNYF DISCLOSURE SCHEDULE 3.17, or as described in CNYF's Proxy Statement distributed in connection with the 1999 annual meeting of shareholders (which has previously been provided to Niagara Bancorp), CNYF is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of CNYF (except a CNYF Subsidiary). Except as disclosed in CNYF DISCLOSURE SCHEDULE
3.17, all such  transactions  (a) were made in the ordinary  course of business,
(b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on CNYF DISCLOSURE SCHEDULE 3.17, no loan or credit accommodation to any Affiliate of CNYF is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. CNYF has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by CNYF is inappropriate.

         SECTION 3.18 SCHEDULE OF TERMINATION BENEFITS. CNYF DISCLOSURE SCHEDULE
3.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire CNYF Common Stock, and awards under the PRRP, granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by CNYF solely for the benefit of officers or directors of CNYF or CNYF Subsidiaries (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 1999 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

         SECTION 3.19 DEPOSITS. None of the deposits of CNYF or any of its Subsidiaries is a "brokered" deposit.

         SECTION 3.20 ANTITAKEOVER PROVISIONS INAPPLICABLE. Except as set forth on CNYF DISCLOSURE SCHEDULE 3.20, and except for approvals required under the federal and state banking laws, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

         Section 3.21 FAIRNESS OPINION. CNYF has received a written opinion from CIBC to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of CNYF pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

         Section 3.22 YEAR 2000.

         (a) Each of CNYF and each CNYF Subsidiary has adopted a plan (in each case, a "YEAR 2000 PLAN") requiring testing, information-gathering and other procedures to conform to the deadlines and material requirements and guidelines applicable to it as a provider of services using Information Technology and imposed by any Bank Regulator or the Federal Financial Institutions Examination Council ("FFIEC"), to cause such Information Technology to be Year 2000 Compliant (such deadlines, material requirements and guidelines, as they may be in effect from time to time, being referred to in this Agreement as the "YEAR 2000 REGULATORY Requirements").

         (b) Each of CNYF and each CNYF Subsidiary has taken appropriate actions and has committed the resources reasonably necessary or otherwise appropriate to comply with its Year 2000 Plan in a timely manner. Such actions (including the testing and information-gathering procedures) have not produced any preliminary findings or other results which would indicate that the Information Technology will not be Year 2000 Compliant in any material respects or that it will not be in compliance with the Year 2000 Regulatory Requirements in any material respects; and it has not received any written notice or preliminary oral notice from a Regulatory Authority to one of its officers or senior executive employees with respect to any adverse action against it relating to Year 2000 Compliance.

         (c) Each of CNYF and CSB has taken appropriate actions to assure that CSB has, and will continue to have at all relevant points in time, adequate funds to meet anticipated loan and deposit customer demand in connection with the Year 2000 date change and related circumstances.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF NIAGARA BANCORP

         Niagara Bancorp represents and warrants to CNYF that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Niagara Bancorp Disclosure Schedules delivered by Niagara Bancorp to CNYF on the date hereof. Niagara Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Niagara Bancorp Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Niagara Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         SECTION 4.01 ORGANIZATION.

         (a) Niagara Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. Niagara Merger Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Niagara Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

         (b) Lockport Savings is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of Lockport Savings are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Lockport Savings.

         (c) Prior to the date of this Agreement, Niagara Bancorp has delivered to CNYF true and correct copies of the certificate of incorporation and bylaws of Niagara Bancorp

         SECTION 4.02 CAPITALIZATION.

         (a) The authorized capital stock of Niagara Bancorp consists of (a) 45,000,000 shares of common stock, par value $0.01 per share (the "Niagara Bancorp Common Stock"), of which, at the date of this Agreement, 29,756,250 shares are validly issued, fully paid and nonassessable (including shares are held by Niagara Bancorp as treasury stock), and (b) 5,000,000 shares of preferred stock, par value $0.01 per share, of which, at the date of this Agreement, no shares of were issued and outstanding.

         (b) Niagara Bancorp owns all of the capital stock of Lockport Savings, free and clear of any lien or encumbrance.

         SECTION 4.03 AUTHORITY; NO VIOLATION.

         (a) Niagara Bancorp and Niagara Merger Corp each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Niagara Bancorp and Niagara Merger Corp and the completion by Niagara Bancorp and Niagara Merger Corp of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Niagara Bancorp and Niagara Merger Corp, and no other corporate proceedings on the part of Niagara Bancorp or Niagara Merger Corp are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Niagara Bancorp and Niagara Merger Corp and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of Niagara Bancorp and Niagara Merger Corp, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (b) (A) The execution and delivery of this Agreement by Niagara Bancorp and Niagara Merger Corp, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.04 hereof and CNYF's and Niagara Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by Niagara Bancorp or Lockport Savings with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Niagara Bancorp or any Niagara Bancorp Subsidiary or the charter and bylaws of Lockport Savings; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Niagara Bancorp or any Niagara Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Niagara Bancorp or Lockport Savings under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Niagara Bancorp or Lockport Savings is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts.

         SECTION 4.04 CONSENTS. Except for consents, approvals, filings and registrations from or with the Superintendent, FDIC, FRB, and SEC, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of CNYF, and the certificate of merger with the Secretary of State of the State of Delaware, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Niagara Bancorp and Niagara Merger Corp, and (b) the completion by Niagara Bancorp and Niagara Merger Corp of the transactions contemplated hereby. Niagara Bancorp has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Niagara Bancorp's ability to

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


complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         SECTION 4.05 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Niagara Bancorp DISCLOSURE SCHEDULE 4.05, neither Niagara Bancorp nor any Niagara Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Niagara Bancorp or any Niagara Bancorp Subsidiary is not in compliance in any material manner with any of the statutes, regulations or ordinances which such Regulatory Authority enforces;
(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Niagara Bancorp or any Niagara Bancorp Subsidiary; (iii) requiring or threatening to require Niagara Bancorp or any Niagara Bancorp Subsidiary, or indicating that Niagara Bancorp or any Niagara Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Niagara Bancorp or any Niagara Bancorp Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Niagara Bancorp or any Niagara Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither
Niagara Bancorp nor any Niagara Bancorp Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Lockport Savings as to compliance with the CRA is satisfactory or better.

         SECTION 4.06 INFORMATION TO BE SUPPLIED. The information to be supplied by Niagara Bancorp for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed pursuant to the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Niagara Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         Section 4.07 YEAR 2000..

         (a) Each of Niagara Bancorp and each Niagara Bancorp Subsidiary has adopted a plan (in each case, a "YEAR 2000 PLAN") requiring testing, information-gathering and other procedures to conform to the deadlines and material requirements and guidelines applicable to it as a provider of services using Information Technology and imposed by any Bank Regulator or the FFIEC, to cause such Information Technology to be Year 2000 compliant (such deadlines, material requirements and guidelines, as they may be in effect from time to time, being referred to in this Agreement as the "YEAR 2000 REGULATORY REQUIREMENTS").

         (b) Each of Niagara Bancorp and each Niagara Bancorp Subsidiary has taken appropriate actions and has committed the resources reasonably necessary or otherwise appropriate to comply with its Year 2000 Plan in a timely manner. Such actions (including the testing and information-gathering procedures) have not produced any preliminary findings or other results which would indicate that the Information Technology will not be Year 2000 Compliant in any material

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
respect or that it will not be in compliance with the Year 2000 Regulatory Requirements in any material respect; and it has not received any written notice or preliminary oral notice from a Regulatory Authority to one of its officers or senior executive employees with respect to any adverse action against it relating to Year 2000 compliance.

         (c) Each of Niagara Bancorp and Lockport Savings has taken appropriate actions to assure that the Lockport Savings has, and will continue to have at all relevant points in time, adequate funds to meet anticipated loan and deposit customer demand in connection with the Year 2000 date change and related circumstances.

         SECTION 4.08 FINANCING. As of the date hereof Niagara Bancorp has, and at the Merger Effective Date, Niagara Bancorp will have funds which are sufficient and available under applicable regulatory capital standards to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         SECTION 5.01 CONDUCT OF CNYF'S BUSINESS.

         (a) From the date of this Agreement to the Closing Date, CNYF and CSB will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Niagara Bancorp. CNYF and CSB will use their reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Niagara Bancorp in writing or as contemplated or required by this Agreement, CNYF will not, and CNYF will not permit any CNYF Subsidiary to:

             (i)  amend  or  change  any   provision  of  its   certificate   of
incorporation, charter, or bylaws;

             (ii) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) CNYF may issue shares of CNYF Common Stock upon the valid exercise, in accordance with the information set forth in CNYF DISCLOSURE
SCHEDULE 3.02(a), of presently outstanding options to acquire CNYF Common Stock under the CNYF Stock Option Plans, and (B) CNYF many continue to pay its regular quarterly cash dividend of $0.10 per share with payment and record dates consistent with past practice. Notwithstanding the foregoing, the following dividends are also permitted: a dividend by a CNYF Subsidiary to its parent(s); and the dividends on the REIT Preferred Stock that are paid in accordance with its terms;

             (iii) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except: for salary increases for calendar 2000 approved in December 1999 (in a manner consistent with past practice); and as may be required pursuant to legally binding commitments existing on the date hereof and set forth on CNYF DISCLOSURE SCHEDULES 3.08 and 3.12;

             (iv) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any CNYF Employee Plan except to the extent such modifications or amendments do not result in an increase in cost;

             (v) merge or consolidate CNYF or any CNYF Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of CNYF or any CNYF Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between CNYF, or any CNYF Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any CNYF Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

             (vi) sell or otherwise dispose of the capital stock of CNYF or sell or otherwise dispose of any asset of CNYF or of any CNYF Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of CNYF or of any CNYF Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

             (vii) take any action which would result in any of the representations and warranties of CNYF set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

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
             (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating CNYF or CSB;

             (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which CNYF or any CNYF Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

             (x) purchase any equity securities, or purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

             (xi) except for commitments issued prior to the date of this Agreement which have not yet expired and have disclosed on the CNYF DISCLOSURE
SCHEDULE 5.01(a)(xi), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate for unsecured loans and $750,000 in the aggregate for secured loans. In addition, the following require the prior consent of Niagara: a residential loan of $350,000 or greater; an unsecured loan of $100,000 or greater; and a commercial real estate loan of $500,000 or greater;

             (xii)  except  as  set  forth  on  the  CNYF  DISCLOSURE   SCHEDULE
5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

             (xiii) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

             (xiv) except for the execution of this Agreement, and actions taken in accordance with this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

             (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations;

             (xvi) except for the execution of this Agreement, or resulting therefrom, take any action that would give rise to a right of payment to any individual under any CNYF Employee Plan;

             (xvii) except as set forth in CNYF DISCLOSURE SCHEDULE 5.01(a)(xvii), make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

             (xviii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

             (xix) sell any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) or OREO properties (other than sales of OREO which generate a net book loss of not more than $10,000 per property); or

             (xxii) agree to do any of the foregoing.

         (b) For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Niagara Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for CNYF or any CNYF Subsidiary to do any of the following: (i) except as set forth in CNYF DISCLOSURE SCHEDULE 5.01(b), make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by CNYF or a CNYF Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by CNYF or any CNYF Subsidiary of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

         SECTION 5.02 ACCESS; CONFIDENTIALITY.

         (a) Each of CNYF and the CNYF Subsidiaries shall permit Niagara Bancorp and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of CNYF and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof)(other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Niagara Bancorp may have a reasonable interest. CNYF and CSB shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Niagara Bancorp and its representatives. CNYF and CSB shall permit a representative of Niagara Bancorp to attend any meeting of CNYF and/or CSB's Board of Directors or the Executive Committees thereof (provided that neither CNYF nor CSB shall be required to permit the Niagara Bancorp representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby). The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated November 22, 1999, among CNYF and Niagara Bancorp (the "Confidentiality Agreement").

         (b) Niagara   Bancorp  agrees  to  conduct  such   investigations   and
discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, CNYF shall permit employees of Niagara Bancorp reasonable access to information relating to problem loans, loan restructurings and loan work-outs of CNYF.

         (d) If the transactions contemplated by this Agreement shall not be consummated, CNYF and Niagara Bancorp will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. CNYF and Niagara Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

         SECTION 5.03 REGULATORY MATTERS AND CONSENTS.

         (a) Niagara Bancorp and Lockport Savings will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

         (b) CNYF will furnish Niagara Bancorp with all information concerning CNYF and CNYF Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Niagara Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

         (c) Niagara Bancorp and CNYF will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Niagara Bancorp will furnish CNYF with (i) copies of all Applications prior to filing with any Regulatory Authority and provide CNYF a reasonable opportunity to provide changes to such Applications, and (ii) copies of all Applications filed by Niagara Bancorp.

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
         (e) CNYF and Niagara Bancorp will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Niagara Bancorp or CNYF to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         SECTION 5.04 TAKING OF NECESSARY ACTION.

         (a) Niagara Bancorp and CNYF shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither CNYF nor any CNYF Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Niagara Bancorp, and
(B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Niagara Bancorp or CNYF from exercising its rights under this Agreement or the Option Agreement.

         (b) CNYF shall prepare, subject to the review and consent of Niagara Bancorp with respect to matters relating to Niagara Bancorp and the transactions contemplated by this Agreement, a Proxy Statement to be filed by CNYF with the SEC and to be mailed to the shareholders of CNYF in connection with the meeting of its shareholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement.

         SECTION 5.05 CERTAIN AGREEMENTS.

         (a) From and after the Merger Effective Date through the sixth anniversary thereof, Niagara Bancorp agrees to indemnify, defend and hold harmless each present and former director and officer of CNYF and its Subsidiaries determined as of the Closing Date (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Niagara Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "CLAIM") in which an Indemnified Party is, or is

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
threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of CNYF or any of its subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of CNYF are entitled under the DGCL, CNYF's certificate of incorporation and bylaws, or other applicable law as in effect on the date hereof (and Niagara Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Delaware corporation under the DGCL and CNYF's certificate of incorporation and bylaws as in effect on the date hereof; PROVIDED, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.05(a), upon learning of any Claim, shall promptly notify Niagara Bancorp, but the failure to so notify shall not relieve Niagara Bancorp of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Niagara Bancorp In the event of any Claim, (1) Niagara Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Niagara Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Niagara Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Niagara Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Niagara Bancorp shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Niagara Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (c) In the event Niagara Bancorp or any of is successors or assigns (1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Niagara Bancorp assume the obligations set forth in this Section 5.05.

         (d) Niagara Bancorp shall maintain in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policy maintained by CNYF (PROVIDED that Niagara Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Closing Date. In connection with the foregoing, CNYF and CSB each agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

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
         SECTION 5.06 NO OTHER BIDS AND RELATED MATTERS. From and after the date hereof until the termination of this Agreement, neither CNYF, CSB or any CNYF Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by CNYF or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and CNYF shall notify Niagara Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its
Subsidiaries or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal promptly, PROVIDED, HOWEVER, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of CNYF from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire CNYF or CSB pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of CNYF receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to CNYF's stockholders, (B) the Board of Directors of CNYF, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of CNYF to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"), (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, CNYF
(x) provides reasonable notice to Niagara Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in form and substance identical in all material respects to the Confidentiality Agreement, and (D) the CNYF Special Meeting of Stockholders convened to approve this Agreement has not occurred, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) prior to the CNYF Special Meeting of Stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of CNYF, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving CNYF or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of CNYF or CSB, taken as a whole, in a single transaction or series of

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
transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of CNYF or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         SECTION 5.07 DUTY TO ADVISE; DUTY TO UPDATE THE CNYF DISCLOSURE SCHEDULES. CNYF shall promptly advise Niagara Bancorp of any change or event having a Material Adverse Effect on it or on any CNYF Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. CNYF shall update the CNYF DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the CNYF DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve CNYF from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

         SECTION 5.08 CONDUCT OF NIAGARA BANCORP'S BUSINESS. From the date of this Agreement to the Closing Date, Niagara Bancorp will use its best efforts to
(x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Lockport Savings and its other Subsidiaries. From the date of this Agreement to the Closing Date, neither Niagara Bancorp will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) take any action which would result in any of the representations and warranties of Niagara Bancorp or Lockport Savings set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law, (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities; (iv) take action which would or is reasonably likely to materially and adversely affect Niagara Bancorp's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the Merger not being satisfied; or (vi) agree to do any of the foregoing.

         SECTION 5.09 BOARD AND COMMITTEE MINUTES. CNYF and CSB shall each provide to Niagara Bancorp, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

         SECTION 5.10 UNDERTAKINGS BY CNYF AND NIAGARA BANCORP

         (a) From and after the date of this Agreement:

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
             (i) VOTING BY DIRECTORS. Simultaneously with the execution of this Agreement, or within five days thereof, each Director of CNYF and CSB shall enter into the agreement set forth as Exhibit B to this Agreement;

             (ii) PROXY SOLICITOR. CNYF shall retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

             (iii) TIMELY REVIEW. If requested by Niagara Bancorp at Niagara Bancorp's sole expense, CNYF shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

             (iv) OUTSIDE SERVICE BUREAU CONTRACTS. If requested to do so by Niagara Bancorp, CNYF shall use its best efforts to obtain an extension of, or termination of, any contract with an outside service bureau or other vendor of services to CNYF, on terms and conditions mutually acceptable to CNYF and Niagara Bancorp;

             (v) BOARD MEETINGS. CNYF and CSB shall permit a representative of Niagara Bancorp to attend any meeting of CNYF and/or CSB's Board of Directors or the Executive Committees thereof (provided that neither CNYF nor CSB shall be required to permit the Niagara Bancorp representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby). CNYF and CSB shall effect such changes to the Restated Organization Certificate and the Bylaws of CSB, such amendments to be effective as of the Merger Effective Date, as Niagara Bancorp may reasonably request in order to facilitate the operation of CSB as a wholly-owned subsidiary of Niagara Bancorp.

             (vi) LIST OF NONPERFORMING ASSETS. CNYF shall provide Niagara Bancorp, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans; and

             (vii) RESERVES AND MERGER-RELATED COSTS. On or before the Effective Date, CNYF shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of CNYF to those of Niagara Bancorp (as such practices and methods are to be applied to CNYF from and after the Closing Date) and Niagara Bancorp's plans with respect to the conduct of the business of CNYF following the Merger and otherwise to reflect Merger-related expenses and costs incurred by CNYF, provided, however, that CNYF shall not be required to take such action unless Niagara Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Niagara Bancorp of the writing referred to in the preceding clause,

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
CNYF shall provide Niagara Bancorp a written statement, certified without personal liability by the chief executive officer of CNYF and dated the date of such writing, that the representation made in Section 3.15(b) hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by CNYF or any CNYF Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by CNYF pursuant to this Section 5.10(vii) if, in the opinion of CNYF's independent auditors, such action would contravene GAAP;

             (viii) SHAREHOLDERS MEETING. CNYF shall submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and, subject to the next sentence, its Boards of Director shall recommend approval of this Agreement to the CNYF shareholders. The Board of Directors of CNYF may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in
Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under Delaware law. CNYF shall take all steps necessary in order to hold a special meeting of stockholders for the purpose of approving this Agreement within four months of the date of this Agreement, or as soon thereafter as is practicable. CNYF shall promptly inform Niagara Bancorp of any shareholder who makes a written demand upon CNYF for an appraisal of his shares of CNYF Common Stock in connection with the Merger.

             (ix) SYSTEMS CONVERSIONS. CNYF and Niagara Bancorp shall meet on a regular basis to discuss and plan for the conversion of CNYF and its Subsidiaries' data processing and related electronic informational systems to those used by Niagara Bancorp and its subsidiaries, which planning shall include, but not be limited to, discussion of the possible termination by CNYF and CSB of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by CNYF or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that CNYF shall not be obligated to take any such action prior to the Effective Time and, unless CNYF otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that CNYF or any of its Subsidiaries takes, at the request of Niagara Bancorp, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, Niagara Bancorp shall indemnify CNYF and its Subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

         (b) From and after the date of this Agreement, Niagara Bancorp and CNYF shall each:

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
             (i) FILINGS AND APPROVALS. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and (D) all other documents contemplated by this Agreement;

             (ii) PUBLIC ANNOUNCEMENTS. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

             (iii) MAINTENANCE OF INSURANCE. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

             (iv) MAINTENANCE OF BOOKS AND RECORDS. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

             (v) DELIVERY OF SECURITIES DOCUMENTS. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; or

             (vi) TAXES. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         SECTION 5.11 EMPLOYEE   AND   TERMINATION   BENEFITS;   DIRECTORS   AND
                      MANAGEMENT.

         (a) The CNYF Employee Stock Ownership Plan (the "CNYF ESOP") shall be terminated as of, or prior to, the Merger Effective Date (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding CNYF ESOP indebtedness shall be repaid, and the balance shall be allocated and distributed to CNYF employees (subject to the receipt of a determination letter from the IRS), as provided for in the CNYF ESOP and unless otherwise required by applicable law. Niagara Bancorp will review other CNYF or CSB employee plans to determine whether to maintain, terminate or continue such plans. If any CNYF or CSB employee plans are consolidated with any Niagara Bancorp (or subsidiary thereof) employee plan, credit will be given for prior service with CNYF or CSB for determining eligibility and vesting, but not for benefit accrual purposes.

         (b) After the Merger Effective Date, any former employees of CNYF or any CNYF Subsidiary whose employment is terminated, other than for cause, within twelve months of the Closing Date shall be provided with severance benefits in accordance with the severance policy described on CNYF DISCLOSURE SCHEDULE 5.11(b). In addition, it is anticipated that in order for Niagara Bancorp to effectuate a smooth transition of the back office operations and data processing systems of CSB, it may be necessary to retain the services of certain CSB back-office personnel for up to one and one-half years after the Closing Date. Niagara Bancorp agrees that notwithstanding that such persons will not be terminated within twelve months after the Closing Date, they will still be entitled to receive severance payments pursuant to CSB's employee severance plan for service with CSB prior to termination.

         SECTION 5.12 DUTY TO ADVISE; DUTY TO UPDATE NIAGARA BANCORP'S DISCLOSURE SCHEDULES. Niagara Bancorp shall promptly advise CNYF of any change or event which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Niagara Bancorp shall update Niagara Bancorp's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Niagara Bancorp DISCLOSURE SCHEDULE. The delivery of such updated Schedule shall not relieve Niagara Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

         SECTION 5.13 GOVERNANCE AND RELATED MATTERS.

         (a) Following the Merger Effective Date, and subject to paragraph (c) below, the Board of Directors of CSB shall consist of the seven current directors listed on CNYF DISCLOSURE SCHEDULE 5.13. Harvey Kaufman shall remain chairman of the board of directors of CSB. One additional person designated by the CSB board, and reasonably acceptable to Niagara Bancorp, may be appointed to the CSB board. The directors of CSB shall be entitled to receive attendance and retainer fees in the same amounts as in effect on the date of this Agreement. The retirement age for service on the CSB board shall be 70 years. Niagara Bancorp shall have appropriate representation on the CSB board.

         (b) Niagara Bancorp shall honor all obligations of the CNYF and CSB with respect to their existing Directors Deferred Compensation Plans and shall provide post-retirement health insurance benefits to existing retirees and employees of CSB upon the same terms and conditions as presently exist in the Post-Retirement Health Insurance Plan of CSB.

         (c) Niagara Bancorp will honor the employment contract termination provisions for executive officers of CNYF and CSB, except for the existing employment contract with the President of CSB, who will retire on or before the consummation of the Merger without further obligation under any employment or severance agreement (and will execute an acknowledgment to this effect), except that he shall not forfeit benefits under the ESOP, PRRP and the Stock Option Plan. Michael Stapleton will be elected as the chief executive officer of CSB effective as of the Merger Effective Date, and will be appointed to the CSB board of directors. He will be offered a one year evergreen employment agreement.

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


         (d) Niagara Bancorp hereby affirms that it is its present intention to operate CSB as a separate subsidiary for at least the next two years with the same board of directors as constituted pursuant to Section 5.13(a).

         (e) The board of directors of CSB may form an outplacement committee to oversee outplacement of those employees who will not be retained. However, it is understood that CSB will only provide nominal funding for an outplacement program. The chief financial officer of CSB as of the date of this Agreement will be permitted to continue to use an office and a telephone, facsimile machine and personal computer at the main offices of CSB for outplacement purposes for six months after the Closing Date.

         (f) Niagara Bancorp shall cause its Board of Directors to be expanded to include Harvey Kaufman, the current chairman of the board of CNYF and, and he shall commence service on the Niagara Bancorp Board of Directors immediately following the Merger Effective Date.

                                   ARTICLE VI
                                   CONDITIONS

         SECTION 6.01 CONDITIONS TO CNYF'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of CNYF hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by CNYF pursuant to Section 8.03 hereof:

         (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of, Niagara Bancorp and Niagara Merger Corp to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Niagara Bancorp and Niagara Merger Corp; and CNYF shall have received certified copies of the resolutions evidencing such authorizations;

         (b) COVENANTS. The obligations and covenants of Niagara Bancorp required by this Agreement to be performed by Niagara Bancorp at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Niagara Bancorp set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

         (d) APPROVALS OF REGULATORY AUTHORITIES. Niagara Bancorp shall have received all required approvals of Regulatory Authorities of the Merger, and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

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
         (f) OFFICER'S CERTIFICATE. Niagara Bancorp shall have delivered to CNYF a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) and (i) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same;

         (g) OPINION OF NIAGARA BANCORP'S COUNSEL. CNYF shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Niagara Bancorp, dated the Closing Date, in form and substance reasonably satisfactory to CNYF and its counsel to the effect set forth on Exhibit 6.1 attached hereto;

         (h) APPROVAL OF CNYF'S SHAREHOLDERS. This Agreement shall have been approved by the shareholders of CNYF by such vote as is required under applicable Delaware law, and CNYF's certificate of incorporation and bylaws; and

         (i) FUNDS DEPOSITED WITH THE EXCHANGE AGENT. Niagara Bancorp shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the CNYF stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section
2.02 of this Agreement.

         SECTION 6.02 CONDITIONS TO NIAGARA BANCORP'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of Niagara Bancorp hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Niagara Bancorp pursuant to Section 8.03 hereof:

         (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of, CNYF to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by CNYF; and Niagara Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

         (b) COVENANTS. The obligations and covenants of CNYF required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CNYF set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

         (d) APPROVALS OF REGULATORY AUTHORITIES. Niagara Bancorp shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Niagara Bancorp's reasonable judgment unduly burdensome); and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) NO MATERIAL ADVERSE EFFECT. Since December 31, 1998, there shall not have occurred any Material Adverse Effect with respect to CNYF;

         (g) APPROVAL OF CNYF'S SHAREHOLDERS. This Agreement shall have been approved by the shareholders of CNYF by such vote as is required under applicable Delaware law, and CNYF's certificate of incorporation and bylaws;

         (h) OFFICER'S CERTIFICATE. CNYF shall have delivered to Niagara Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (g) and (k) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same;

         (i) OPINIONS OF CNYF'S COUNSEL. Niagara Bancorp shall have received an opinion of Serchuk & Zelermyer, LLP, counsel to CNYF, dated the Closing Date, in form and substance reasonably satisfactory to Niagara Bancorp and its counsel to the effect set forth on Exhibit 6.3 attached hereto;

         (j) TAX OPINION. Niagara Bancorp shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., its counsel, substantially to the effect set forth on Exhibit 6.2 attached hereto.

         (k) EQUITY. The stockholders' equity of CNYF shall not decline below the level set forth in the September 30, 1999 CNYF Financials, except as a result of actions taken at the request of Niagara Bancorp pursuant to this Agreement or due to any change in the net unrealized gain or loss in securities available for sale or as a result of stock repurchases completed in October, 1999.

         SECTION 6.03 ENVIRIONMENTAL CONDITION.

         (a) With respect to a CSB-owned property located at 12 South Main Street in the Village of Homer ("Homer Site"), a Phase II environmental inspection has been conducted regarding underground oil tanks and a dry well. If the cost of remediation, if any, necessary to obtain a letter from the New York State Department of Environmental Conservation that no further action with respect to the Homer Site is required is $100,000 or less, then the environmental conditions at the Homer Site shall have no effect on this Agreement and the transactions contemplated hereby. If the cost of such remediation exceeds $100,000, then for each $50,000 that the cost exceeds $100,000, the Merger Consideration payable hereunder shall be reduced by $0.01 per share. If the aggregate reduction in the Merger consideration pursuant to the preceding sentence would be more than $0.10 per share, then CNYF shall have the right to terminate this Agreement and the Niagara Option and the parties shall have no further liability to each other hereunder.

         (b) CNYF shall have the right to purchase insurance against remediation expenses in excess of a level specified in such insurance policy. CNYF shall use it reasonable best efforts to obtain a letter from the New York State Department of Environmental Conservation that no further action with respect to the Homer Site is required prior to purchasing insurance. CNYF shall further consult with Niagara Bancorp in connection with the purchase of any such insurance. Niagara Bancorp agrees to accept such policy in satisfaction of any obligation to obtain a letter from the DEC. For the purposes of the preceding paragraph, in calculating whether the environment conditions have any effect on this Agreement, whether there is any adjustment in the Merger Consideration, or whether CNYF has the right to terminate this Agreement and the Option, the premium for such insurance shall be added to any remediation expenses actually paid by CNYF or which remains payable by CNYF in order to trigger the insurance.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         SECTION 7.01 TERMINATION. This Agreement may be terminated on or at any time prior to the Closing Date:

         (a) By the mutual written consent of the parties hereto;

         (b) By Niagara Bancorp or CNYF:

             (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party, and the breach cannot be, or shall not have been, cured within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be cured;

             (ii) if the Closing Date shall not have occurred on or before September 30, 2000, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

             (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;

             (iv) if there has been no Superior Proposal but the approval of the shareholders of CNYF required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

         (c) by CNYF if, as provided in Section 5.06, it receives a Superior Proposal and the CNYF Board of Directors determines that it would be in accordance with its fiduciary duties, based upon the advice of its outside legal counsel, to accept the third party proposal; PROVIDED, HOWEVER, that such termination shall not effect the right of Niagara Bancorp to exercise the Stock Option Agreement; or

         (d) by Niagara Bancorp if (i) as provided in Section 5.06, the Board of Directors of CNYF withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Niagara Bancorp, or (ii) CNYF enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal. PROVIDED, HOWEVER, that such termination shall not effect the right of Niagara Bancorp to exercise the Stock Option Agreement

         SECTION 7.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02(a) and (d) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of any of Niagara Bancorp, Niagara Merger Corp or CNYF, or their respective officers, directors and employees.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.01 EXPENSES.

         (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as this Agreement otherwise expressly provides.

         (b) In the event of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

         SECTION 8.02 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Article II, and Section 5.02(d), the last sentence of Section 5.02(d), Sections 5.05, and 5.13(b), (e) and (f), which will survive the Merger, shall terminate on the Closing Date.

         SECTION 8.03 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 8.04 ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02, 2.03, 2.04 and 5.05.

         SECTION 8.05 NO ASSIGNMENT. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         SECTION 8.06 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:




         (a)  If to Niagara Bancorp, Inc. to:

                       Niagara Bancorp
                       6950 South Transit Road, P.O. Box 514
                       Lockport, New York 14095-0514
                       Attention:       William E. Swan
                                        President and Chief Executive Officer

              with a copy to:           Luse Lehman Gorman Pomerenk & Schick, PC
                                        5335 Wisconsin Avenue, NW
                                        Washington, D.C. 20015
                                        Attention:   John J. Gorman, Esq.
                                                     Eric Luse, Esq.

         (b)  If to CNYF, to:

                       CNY Financial Corporation
                       One North Main Street
                       Cortland, New York 13405
                       Attn:            Harvey Kaufman
                                        Chairman of the Board

              with a copy to:           Jay Hack, Esq.
                                        Serchuk & Zelermyer, LLP
                                        81 Main Street
                                        White Plains, New York 10601
                                        Telecopy: 914-761-2299

         SECTION 8.07 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         SECTION 8.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 8.09 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 8.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Delaware.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                  NIAGARA BANCORP, INC.

                                  By:  /s/ WILLIAM E. SWAN
                                       -----------------------------------------
                                           William E. Swan
                                           President and Chief Executive Officer



                                  NIAGARA MERGER CORP

                                  By:  /s/ WILLIAM E. SWAN
                                       -----------------------------------------
                                           William E. Swan
                                           President and Chief Executive Officer


                                  CNY FINANCIAL CORPORATION

                                  By:  /s/ HARVEY KAUFMAN
                                       -----------------------------------------
                                           Harvey Kaufman
                                           Chairman of the Board

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated December 28, 1999, between CNY Financial Corporation., a Delaware corporation ("Issuer") and Niagara Bancorp, Inc., a Delaware corporation ("Grantee"). Capitalized terms used herein without definition have the meanings specified in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated December 28, 1999 (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

         WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 919,814 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $16.75 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $16.75 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.99% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

         2. (a) The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Merger Effective Date (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of eighteen months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

             (i)  Issuer   participates   (or   authorizes   participation   in)
         negotiations regarding a Superior Proposal, as contemplated in Sections
         5.06 and 7.01(c) of the Merger Agreement.

             (ii) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any SIGNIFICANT Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 15% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

             (iii) (A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934
         Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns15% or more of the shares of Common Stock then outstanding;

             (iv) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

             (v) After a proposal is made by a third party (other than an Excluded Person) to Issuer to engage in an Acquisition Transaction:
         Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement pursuant to Section 7.01(b)(i) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or the CNYF stockholders shall fail to approve the Merger Agreement.

             (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any federal or state bank regulatory authority ("Regulatory Authority"), for approval to engage in an Acquisition Transaction.

         (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

             (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

             (ii) The occurrence of the Initial Triggering Event described in subparagraph (ii) of subsection (b) of this Section 2.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

         (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

         (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the any Regulatory Authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option (at the aggregate exercise price calculated in accordance with Section 1 of this Agreement), the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

         6. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

         (b) The following terms have the meanings indicated:

             (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

             (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

             (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

             (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

         (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

         (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         7. The 180-day period for exercise of certain rights under Section 2 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

         8. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

            (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

            (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

            (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

            (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 2(a).

            (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii), or (iii) the highest closing bid price per share of Issuer Common Stock quoted on the Nasdaq System (or if Issuer Common Stock is not quoted on the Nasdaq System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or
(ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

            (d) As used herein, "Repurchase Event" shall occur if, prior to an Exercise Termination Event, (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) shall be consummated.

         9.  Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its or any of its subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

         (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause
(ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

         10. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

         11. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

         12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         13. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

         14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel. Notwithstanding anything to the contrary contained herein or in the Merger Agreement, in the event a Subsequent Triggering Event shall occur prior to an Exercise Termination Event, Issuer shall pay to Grantee upon demand the amount of the expenses incurred by Grantee in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

         20. Except as otherwise expressly provided herein, or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.



                                      CNY FINANCIAL CORPORATION.



                                      BY:
                                           -------------------------------------
                                           Harvey Kaufman
                                           Chairman of the Board



                                      NIAGARA BANCORP, INC.



                                      BY:
                                           -------------------------------------
                                           William E. Swan
                                           President and Chief Executive Officer

                                                                       EXHIBIT B


                                            December ___, 1999

Niagara Bancorp, Inc.
6950 South Transit Road
P.O. Box 514
Lockport, New York 14095-0514

Ladies and Gentlemen:

         Niagara Bancorp, Inc. ("Niagara Bancorp"), Niagara Bancorp Corp ("Merger Corp"), and CNY Financial Corporation ("CNYF") have entered into an Agreement and Plan of Merger dated as of December 28, 1999 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) CNYF will merge with and into Merger Corp with CNYF surviving the merger, to be followed by the merger of CNYF with and into Niagara Bancorp, with Niagara Bancorp surviving the merger (collectively referred to as the "Merger"); and (b) shareholders of CNYF will receive $18.75 in cash in exchange for each share of common stock of CNYF outstanding on the closing date.

         Niagara Bancorp has requested, as a condition to its execution and delivery to CNYF of the Merger Agreement, that the undersigned, being directors and executive officers of CNYF, execute and deliver to Niagara Bancorp this Letter Agreement.

         Each of the undersigned, in order to induce Niagara Bancorp to execute and deliver to CNYF the Merger Agreement, and intending to be legally bound, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of CNYF called to vote for approval of the Merger so that all shares of common stock of CNYF over which the undersigned or a member of the undersigned's immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of CNYF), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving CNYF;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of CNYF, to approve or adopt the Merger Agreement;

         (c) Agrees not to sell, transfer or otherwise dispose of any common stock of CNYF on or prior to the date of the meeting of CNYF shareholders to vote on the Merger Agreement, except for transfers to a lineal descendant or a spouse of the undersigned, or to a trust for the benefit of one or more of the foregoing persons, providing that the transferee agrees in writing to be bound by the terms of this letter agreement; and

         (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ----------------------------


         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

         The undersigned intend to be legally bound hereby.


                                   Sincerely,



                                   Name


                                   Title

                                   EXHIBIT 6.1

[MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO CNYF PURSUANT TO
SECTION 6.01(G) OF THE AGREEMENT]

         (a) Each of Niagara Bancorp and Niagara Merger Corp ("Merger Corp"), is incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. All eligible accounts of depositors in Lockport are insured by the BIF administered by the FDIC to the fullest extent permitted by law.

         (b) Each of Niagara Bancorp and Merger Corp has the corporate power and authority to adopt or execute and deliver the Agreement and the Bank Merger Agreement included as Exhibit A thereto, as the case may be, and to consummate the corporate transactions contemplated thereby and to carry out their respective obligations thereunder, as applicable. The adoption or execution and delivery of the Agreement and the Stock Option Agreement included as Exhibit A thereto and the consummation of the transactions contemplated thereby, as applicable, have been duly authorized by the board of directors of Niagara Bancorp and Merger Corp, as the case may be, and no other corporate proceedings on the part of such entities are necessary to consummate the transactions so contemplated. The Agreement has been duly and validly executed and delivered by Niagara Bancorp and Merger Corp, and in each case such instruments constitute valid and legally binding obligations of Niagara Bancorp and Merger Corp, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (c) None of the adoption or execution and delivery of the Agreement and the Stock Option Agreement included as Exhibit A thereto by Niagara Bancorp and Merger Corp, or the consummation by such entities of the transactions contemplated thereby in accordance with their respective terms, as applicable, nor compliance by such entities with any of their respective terms, as applicable, will (i) violate any provision of their respective Organization Certificate, organization certificate or other chartering instrument or bylaws, nor (ii) violate any federal or New York State banking statute, code, rule or regulation or, to the knowledge of such counsel, any judgment, order, writ, decree or injunction applicable to any of such entities or any of their respective properties or assets, except, with respect to clauses (ii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Niagara Bancorp and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated by the Agreement.

         (d) All regulatory or governmental approvals and consents which are necessary to be obtained by Niagara Bancorp and Merger Corp to permit the execution, delivery and performance of the Agreement and the Stock Option Agreement have been obtained.

         (e) Assuming due authorization of the Merger by all necessary corporate and governmental proceedings on the part of CNYF and CSB and that CNYF and CSB have taken all action required to be taken by them prior to the Effective Time, upon the filing of a Certificate of Merger pursuant to Section 251 of the DGCL, the Merger will be validly consummated in accordance with the Agreement and applicable laws and regulations and each outstanding share of Common Stock will be converted into the right to receive a cash payment in the manner specified in the Agreement.

         (f) To the knowledge of such counsel, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or threatened which (i) if adversely determined, would have a material adverse effect on the ability of Niagara Bancorp to consummate the transactions contemplated by the Agreement or (ii) seek to restrain or prohibit the Merger or the Bank Merger or to obtain monetary damages in connection therewith.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of any officer or officers of Niagara Bancorp. The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to CNYF.

                                   EXHIBIT 6.2

[MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO NIAGARA BANCORP PURSUANT TO SECTION 6.02(J) OF THE AGREEMENT]

     1. The formation of Niagara Merger Corp and its merger with and into CNYF will be disregarded for federal income tax purposes, and the transaction will be treated as a purchase by Niagara Bancorp of the outstanding shares of CNYF. See 90-95, 1990-2 C.B. 67; Rev. Rul. 73~27, 1973-2 C.B. 301. The purchase will be treated as a qualified stock purchase within the meaning of Section 338(d)(3) of the IRC.

     2. For federal income tax purposes, no gain or loss will be recognized by Niagara Bancorp, Niagara Merger Corp or CNYF as a result of the Merger.

     3. For federal income tax purposes, the statutory merger of CNYF into Niagara Bancorp pursuant to applicable law (the "Merger") will be treated as a distribution by CNYF in complete liquidation within the meaning of Section 332 of the IRC. See Section 1.332-2(d) of the Treasury Regulations.

     4. For federal income tax purposes, no gain or loss will be recognized by Niagara Bancorp on its receipt of the assets of CNYF distributed in the Merger. See Section 332(a) of the IRC.

     5. For federal income tax purposes, no gain or loss will be recognized by CNYF on the distribution of its assets to Niagara Bancorp in the Merger. See Section 337(a) of the IRC.

     6. For federal income tax purposes, the basis of the assets of CNYF in the hands of Niagara Bancorp will be the same as the basis of those assets in the hands of CNYF immediately preceding the Merger. See Section 334(b)(1) of the IRC.

     7. The holding period of the assets received by Niagara Bancorp in the Merger will include the period during which such property was held by CNYF. See Section 1223(2) of the IRC.

     8. As provided in Section 381(c)(2) of the IRC and Section 1.381(c)(2)-1 of the Treasury Regulations, Niagara Bancorp will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of CNYF as of the date of the Merger, subject to the limitations of Sections 382 and 383 of the IRC.

                                  EXHIBIT 6.3

[MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO NIAGARA BANCORP PURSUANT TO SECTION 6.02(I) OF THE AGREEMENT]

         (a) Each of CNYF and CSB is incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such entity has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. CSB is a member of the Federal Home Loan Bank of New York and all eligible accounts of depositors in CSB are insured by the BIF administered by the FDIC to the fullest extent permitted by law. CNYF is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder.

         (b) The authorized capital stock of CNYF consists of shares of Common Stock, $0.01 par value per share, and shares of preferred stock, $0.01 par value per share ("Preferred Stock"). As of the date of this opinion, there were shares of Common Stock issued and outstanding and shares of Preferred Stock issued and outstanding. All issued and outstanding shares of Common Stock and Preferred
Stock, and all issued and outstanding shares of capital stock of each CSB Subsidiary, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. To the best of our knowledge, all of the outstanding shares of CSB are owned, directly or indirectly, by CNYF free and clear of any adverse claims, and, neither CNYF nor any of its subsidiaries is a party to any subscription, option, warrant, call, commitment or similar agreement providing for the transfer, purchase or issuance of any shares of capital stock of CNYF or any of its subsidiaries or any securities representing the right to purchase or otherwise acquire any shares of such capital stock or any securities convertible into or representing the right to purchase or otherwise acquire any such stock.

         (c) CNYF has the corporate power and authority to execute and deliver the Agreement and the Stock Option Agreement included as Exhibit A thereto, as applicable, and to consummate the Merger and to carry out all of its obligations thereunder. The execution and delivery of the Agreement and the Stock Option Agreement included as Exhibit A thereto and the consummation of the Merger by CNYF have been duly authorized by the boards of directors and stockholders of each of CNYF and CSB and no other corporate proceedings on the part of CNYF or CSB are necessary to consummate the transactions so contemplated. Each of the Agreement and the Stock Option Agreement included as Exhibit A thereto has been duly and validly executed and delivered by CNYF, and constitute valid and legally binding obligations of CNYF enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity (regardless of whether said Agreement or Stock Option Agreement are considered in a proceeding in equity or at law).

         (d) None of the execution and delivery of the Agreement and the agreement included as Exhibit A thereto by CNYF, nor the consummation by CNYF of the transactions contemplated thereby in accordance with their respective terms, as applicable, nor compliance by CNYF or CSB with any of their respective terms, as applicable, will (i) violate any provision of CNYF's or CSB's Certificate of Incorporation, charter or other chartering instrument or bylaws, nor (ii) violate any federal statute, code, rule or regulation, or, to the knowledge of such counsel, any judgment, order, writ, decree or injunction applicable to CNYF, CSB, or any of their respective properties or assets, except, with respect to clauses (ii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of CNYF and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated by the Agreement.

         (e) All regulatory or governmental approvals and consents which are necessary to be obtained by CNYF to permit the execution, delivery and performance of the Agreement and the Stock Option Agreement included as Exhibit A thereto have been obtained.

         (f) The  Agreement,   including   consummation   of  the   transactions
contemplated thereby, has been approved by the requisite vote of stockholders of CNYF.

         (g) Assuming due authorization of the Merger by all necessary corporate and governmental proceedings on the part of parties other than CNYF and CSB and that such other parties have taken all action required to be taken by them prior to the Effective Time, upon the proper filing of a [REGULATORY FILINGS,] the Merger will be validly consummated in accordance with the Agreement and applicable laws and regulations and each outstanding share of Common Stock will be converted into the right to receive a cash payment in the manner specified in Agreement.

         (h) To the knowledge of such counsel, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or threatened, which (i) if adversely determined, would result in any material adverse change in the business, operations, assets or financial condition of CNYF and its subsidiaries taken as a whole or (ii) seek to restrain or prohibit the Merger or to obtain monetary damages in connection therewith.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of any officer or officers of CNYF and its subsidiaries. The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to Niagara Bancorp.